Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE April 24, 2014	Media contacts: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com Ray McConville 908-559-3504 raymond.mcconville@verizon.com

Verizon Reports Fifth Consecutive Quarter of Double-Digit

Operating Income and Earnings Growth

1Q 2014 HIGHLIGHTS

Consolidated

•	$1.15 in earnings per share (EPS) and 84 cents in adjusted EPS (non-GAAP), excluding net non-operational gains and losses — compared with 68 cents in both reported and adjusted EPS in 1Q 2013.

Wireless

•

7.5 percent year-over-year increase in service revenues; 6.7 percent year-over-year increase in retail service revenues; 35.0 percent operating income margin; 52.1 percent segment EBITDA margin on service revenues (non-GAAP).

•

Added 549,000 net retail connections, including 539,000 net retail postpaid connections; low retail postpaid churn of 1.07 percent; 103.3 million total retail connections; 97.3 million total retail postpaid connections.

Wireline

•	6.2 percent year-over-year increase in consumer revenues; consumer ARPU (average revenue per user) up 11.3 percent year over year.

•	15.5 percent year-over-year increase in FiOS revenues; 98,000 FiOS Internet and 57,000 FiOS Video net additions.

Verizon News Release, page 2

NEW YORK — Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported its fifth consecutive quarter of double-digit percentage growth in operating income and earnings per share. First-quarter 2014 results included the impact of February’s close of the $130 billion transaction to acquire full ownership of Verizon Wireless.

Lowell McAdam, Verizon chairman and CEO, said: “Verizon has delivered double-digit earnings growth in eight of the past nine quarters, and in first-quarter 2014 we posted our strongest consolidated revenue growth in five quarters. With the wireless transaction now behind us, we have great confidence in our ability to sustain these strong results.

“We are already seeing the expected earnings accretion from the transaction,” McAdam added. “The full access we now have to the significant cash flows of Verizon Wireless is energizing our efforts to provide customers with product and service innovations and to enable powerful solutions to some of the world’s biggest challenges.”

Verizon reported $1.15 in EPS in first-quarter 2014, compared with 68 cents per share in first-quarter 2013. First-quarter 2014 results included an after-tax gain of approximately $1.9 billion (55 cents per share) related to the sale of Verizon’s minority interest in Vodafone Omnitel as part of the wireless transaction, and charges of $575 million (17 cents per share) related to debt redemption and $260 million (8 cents per share) in interest and financing costs related to the wireless transaction.

On an adjusted basis (non-GAAP), Verizon reported EPS of 84 cents in first-quarter 2014, compared with 68 cents per share in first-quarter 2013 — an increase of 23.5 percent.

With the transaction to acquire full ownership of Verizon Wireless closing on Feb. 21, Verizon’s first-quarter 2014 results only include five weeks of the full results of Verizon Wireless. On a non-GAAP, illustrative basis, adjusted EPS of 84 cents would have been 91 cents per share assuming 100 percent ownership of Verizon Wireless and all shares issued in the transaction were outstanding for the full quarter.

Verizon News Release, page 3

Consolidated Results Highlighted by Top-Line Growth, Margin Expansion

With continued solid operational execution and revenue growth across all strategic areas — Verizon Wireless, FiOS and strategic enterprise services — Verizon delivered consolidated top-line growth and margin expansion in first-quarter 2014.

Consolidated Highlights

•

Driven by wireless and FiOS services, total operating revenues in first-quarter 2014 were $30.8 billion, a 4.8 percent increase compared with first-quarter 2013 and the company’s highest quarterly growth rate in the past five quarters.

•	Continued effective cost management drove first-quarter 2014 operating income to $7.2 billion, a 15.1 percent increase compared with first-quarter 2013.

•

Consolidated operating income margin was 23.2 percent for first-quarter 2014, compared with 21.1 percent for first-quarter 2013. Consolidated EBITDA margin (non-GAAP, based on earnings before interest, taxes, depreciation and amortization) was 36.7 percent for first-quarter 2014, compared with 35.1 percent for first-quarter 2013.

•

Cash flow from operating activities totaled $7.1 billion in the quarter, compared with $7.5 billion in first-quarter 2013. First-quarter 2014 cash flow included an incremental $1.3 billion in interest payments and $200 million in pension funding that the company did not have in first-quarter 2013. Capital expenditures totaled $4.15 billion in first-quarter 2014, and the company continues to target full-year investments in the range of $16.5 billion to $17 billion, with a decrease in capital spending as a percentage of total revenues.

•

Free cash flow (non-GAAP, cash flow from operations less capital expenditures) totaled $3.0 billion in first-quarter 2014, compared with $3.9 billion in first-quarter 2013. With full ownership of Verizon Wireless, Verizon retains 100 percent — rather than 55 percent — of the Verizon Wireless free cash flow. On a comparable basis, free cash flow available to Verizon Communications was approximately $1.4 billion higher in first-quarter 2014 than in first-quarter 2013, assuming all free cash flow at Verizon Wireless had been distributed to the partners.

Verizon News Release, page 4

Verizon Wireless Delivers Strong Profitability and Customer, Revenue Growth

In first-quarter 2014, Verizon Wireless delivered strong growth in retail postpaid net additions and revenues, an increase in smartphone penetration, and continued high segment EBITDA margin on service revenues (non-GAAP).

Wireless Financial Highlights

•

Total revenues were $20.9 billion in first-quarter 2014, up 6.9 percent year over year. Service revenues in the quarter totaled $18.0 billion, up 7.5 percent year over year. Retail service revenues grew 6.7 percent year over year, to $17.2 billion.

•	Retail postpaid ARPA (average revenue per account) increased 6.3 percent over first-quarter 2013, to $159.67 per month.

•

In first-quarter 2014, wireless operating income margin was 35.0 percent and segment EBITDA margin on service revenues was 52.1 percent. This compares with 32.9 percent and 50.4 percent, respectively, in first-quarter 2013.

Wireless Operational Highlights

•	Verizon Wireless added 549,000 retail net connections, including 539,000 retail postpaid net connections, in the first quarter. These additions exclude acquisitions and adjustments.

•	At the end of the first quarter, the company had 103.3 million retail connections, including 97.3 million retail postpaid connections, a 4.4 percent increase year over year.

•

Verizon Wireless had 35.1 million retail postpaid accounts at the end of the first quarter, a 0.3 percent increase over first-quarter 2013, and 2.77 connections per account, up 3.7 percent year over year.

•	At the end of the first quarter, smartphones accounted for more than 72 percent of the Verizon Wireless retail postpaid customer phone base, up from 70 percent at year-end 2013.

•	Retail postpaid churn was 1.07 percent in the first quarter, up 6 basis points year over year. Retail churn was 1.37 percent in the first quarter, up 7 basis points year over year.

•

The company continued to enhance its 4G LTE smartphone lineup. In the first quarter, Verizon Wireless launched the Nokia Lumia Icon and the HTC One (M8). The company also launched the following tablets: the Nexus 7, the LG G Pad 8.3 LTE, the Samsung Galaxy Note Pro and the Samsung Galaxy Note 10.1 2014 edition. Earlier this month, Verizon Wireless launched the Samsung Galaxy S 5 and ATIV SE, the Lucid 3 by LG and the DROID MAXX by Motorola 16GB.

Verizon News Release, page 5

•

Verizon Wireless was the network performance leader in the rankings of wireless providers in the United States in the first Root Metrics National RootScore Report, issued in March. Verizon Wireless was the leader in the state rankings with wins or ties for first place for overall performance in 45 states.

Wireline Consumer Revenue Growth Remains Strong

Verizon’s wireline segment reported continued strong results for consumer services, where year-over-year quarterly revenues now have grown by more than 4 percent for seven consecutive quarters.

Wireline Financial Highlights

•

In first-quarter 2014, consumer revenues were $3.8 billion, an increase of 6.2 percent compared with first-quarter 2013. Consumer ARPU for wireline services increased to $120.17 in first-quarter 2014, up 11.3 percent compared with first-quarter 2013.

•

Representing 74 percent of total consumer revenues, FiOS consumer revenues grew 14.6 percent year over year, and total FiOS revenues grew 15.5 percent over the same periods. For the first time, total quarterly FiOS revenues surpassed $3 billion in first-quarter 2014.

•

Wireline operating income margin was 1.5 percent in first-quarter 2014, up from 0.1 percent in first-quarter 2013. Segment EBITDA margin (non-GAAP) was 22.3 percent in first-quarter 2014, compared with 21.4 percent in first-quarter 2013.

•

Sales of strategic services to global enterprise customers increased 1.8 percent compared with first-quarter 2013. Strategic services include private IP, Ethernet, data center, cloud, security and managed services.

Wireline Operational Highlights

•

In first-quarter 2014, Verizon added 98,000 net new FiOS Internet connections and 57,000 net new FiOS Video connections. Verizon had totals of 6.2 million FiOS Internet and 5.3 million FiOS Video connections at the end of the first quarter, representing year-over-year increases of 9.9 percent and 8.7 percent, respectively.

•

FiOS Internet penetration (subscribers as a percentage of potential subscribers) was 39.7 percent at the end of first-quarter 2014, compared with 38.2 percent at the end of first-quarter 2013. In the same periods, FiOS Video penetration was 35.0 percent, compared with 34.1 percent. The FiOS network passed 18.9 million premises by the end of first-quarter 2014.

Verizon News Release, page 6

•

By the end of first-quarter 2014, 51 percent of consumer FiOS Internet customers subscribed to FiOS Quantum, which provides speeds ranging from 50 to 500 megabits per second, up from 46 percent at year-end 2013.

•

Broadband connections totaled more than 9.0 million at the end of first-quarter 2014, a 1.5 percent year-over-year increase. Net broadband connections increased by 16,000 in first-quarter 2014, as FiOS Internet net additions more than offset declines in DSL-based High Speed Internet connections.

•

Verizon has been replacing high-maintenance portions of its residential copper network with fiber optics to provide enhanced services and to reduce ongoing repair costs. In first-quarter 2014, Verizon migrated an additional 78,000 customers from copper.

•

In the first quarter, Verizon Enterprise Solutions began deploying innovative cloud, security, M2M (machine-to-machine), networking and other technology solutions for a variety of clients around the globe, including Kaiser Permanente, Molina Healthcare, Forest Pharmaceuticals, National DCP, American First Credit Union, Schindler Elevator, Sally Beauty Holdings, TE Connectivity, National Oceanic and Atmospheric Administration (NOAA), Mitsuba Corporation, State of Delaware, Alcatel-Lucent and Oracle. In addition, it added Oracle, SAP, Hitachi Data Systems Corporation and CloudBees to the growing number of leading technology companies that will offer services on Verizon’s next-generation cloud computing and cloud storage platform, Verizon Cloud.

Other Guidance and Outlook Items

Verizon continues to target consolidated top-line growth of 4 percent and adjusted consolidated EBITDA margin expansion in 2014, with positive contributions to profitable growth from both wireless and wireline.

In wireless, pricing under Verizon Edge — which makes it easy for customers to buy a new smartphone with a low upfront cost and affordable monthly payments — had minimal impact on first-quarter 2014 ARPA and EBITDA margin. Continued Edge adoption will likely have a greater impact on service revenue growth in subsequent quarters, as service revenues shift to equipment revenues.

Verizon reiterates guidance of increases in wireless and wireline EBITDA and EBITDA margin in 2014.

Verizon News Release, page 7

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 103 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries. A Dow 30 company with more than $120 billion in 2013 revenues, Verizon employs a diverse workforce of 176,900. For more information, visit www.verizon.com.

####

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon’s online News Center at newscenter.verizon.com. The news releases are available through an RSS feed. To subscribe, visit newscenter.verizon.com/corporate/feeds.

Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the ability to realize the expected benefits of our transaction with Vodafone in the timeframe expected or at all; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significantly increased levels of indebtedness as a result of the Vodafone transaction; changes in tax laws or treaties, or in their interpretation; adverse conditions in the U.S. and international economies; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; the effects of competition in the markets in which we operate; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 3/31/14	3 Mos. Ended 3/31/13	% Change

Operating Revenues	$30,818	$29,420	4.8

Operating Expenses
Cost of services and sales	11,189	10,932	2.4
Selling, general and administrative expense	8,332	8,148	2.3
Depreciation and amortization expense	4,137	4,118	0.5

Total Operating Expenses	23,658	23,198	2.0

Operating Income	7,160	6,222	15.1
Equity in earnings of unconsolidated businesses	1,902	(5)	*
Other income and (expense), net	(894)	39	*
Interest expense	(1,214)	(537)	*

Income Before Provision for Income Taxes	6,954	5,719	21.6
Provision for income taxes	(968)	(864)	12.0

Net Income	$5,986	$4,855	23.3

Net income attributable to noncontrolling interests	$2,039	2,903	(29.8)
Net income attributable to Verizon	3,947	1,952	*

Net Income	$5,986	$4,855	23.3

Basic Earnings per Common Share
Net income attributable to Verizon	$1.15	$.68	69.1

Weighted average number of common shares (in millions)	3,425	2,866

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$1.15	$.68	69.1

Weighted average number of common shares-assuming dilution (in millions)	3,430	2,872

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	3/31/14	12/31/13	$ Change

Assets
Current assets
Cash and cash equivalents	$ 2,907	$ 53,528	$ (50,621)
Short-term investments	637	601	36
Accounts receivable, net	12,131	12,439	(308)
Inventories	881	1,020	(139)
Prepaid expenses and other	6,716	3,406	3,310

Total current assets	23,272	70,994	(47,722)

Plant, property and equipment	223,841	220,865	2,976
Less accumulated depreciation	134,785	131,909	2,876

	89,056	88,956	100

Investments in unconsolidated businesses	889	3,432	(2,543)
Wireless licenses	72,713	75,747	(3,034)
Goodwill	24,647	24,634	13
Other intangible assets, net	5,839	5,800	39
Other assets	5,146	4,535	611

Total Assets	$ 221,562	$ 274,098	$ (52,536)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 2,152	$ 3,933	$ (1,781)
Accounts payable and accrued liabilities	14,984	16,453	(1,469)
Other	8,217	6,664	1,553

Total current liabilities	25,353	27,050	(1,697)

Long-term debt	107,617	89,658	17,959
Employee benefit obligations	26,977	27,682	(705)
Deferred income taxes	41,597	28,639	12,958
Other liabilities	6,167	5,653	514

Equity
Common stock	424	297	127
Contributed capital	10,976	37,939	(26,963)
Reinvested earnings	3,534	1,782	1,752
Accumulated other comprehensive income	1,290	2,358	(1,068)
Common stock in treasury, at cost	(3,794)	(3,961)	167
Deferred compensation - employee stock ownership plans and other	281	421	(140)
Noncontrolling interests	1,140	56,580	(55,440)

Total equity	13,851	95,416	(81,565)

Total Liabilities and Equity	$ 221,562	$ 274,098	$ (52,536)

Verizon – Selected Financial and Operating Statistics

Unaudited	3/31/14	12/31/13

Total debt (in millions)	$ 109,769	$ 93,591
Net debt (in millions)	$ 106,862	$ 40,063
Net debt / Adjusted EBITDA (1)	2.5x	1.0x
Common shares outstanding end of period (in millions)	4,141	2,862
Total employees	176,900	176,800
Quarterly cash dividends declared per common share	$ 0.530	$ 0.530

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/14	3 Mos. Ended 3/31/13	$ Change

Cash Flows From Operating Activities
Net Income	$ 5,986	$ 4,855	$ 1,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,137	4,118	19
Employee retirement benefits	281	295	(14)
Deferred income taxes	(155)	878	(1,033)
Provision for uncollectible accounts	231	260	(29)
Equity in earnings of unconsolidated businesses, net of dividends received	(1,894)	14	(1,908)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,626)	(1,491)	(135)
Other, net	179	(1,398)	1,577

Net cash provided by operating activities	7,139	7,531	(392)

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(4,150)	(3,602)	(548)
Acquisitions of investments and businesses, net of cash acquired	(157)	(21)	(136)
Acquisitions of wireless licenses, net	(213)	(117)	(96)
Other, net	(11)	141	(152)

Net cash used in investing activities	(4,531)	(3,599)	(932)

Cash Flows From Financing Activities
Proceeds from long-term borrowings	16,952	500	16,452
Repayments of long-term borrowings and capital lease obligations	(7,951)	(73)	(7,878)
Increase in short-term obligations, excluding current maturities	252	581	(329)
Dividends paid	(1,517)	(1,472)	(45)
Proceeds from sale of common stock	34	56	(22)
Purchase of common stock for treasury	—	(153)	153
Acquisition of noncontrolling interest	(58,886)	—	(58,886)
Other, net	(2,113)	(989)	(1,124)

Net cash used in financing activities	(53,229)	(1,550)	(51,679)

Increase (decrease) in cash and cash equivalents	(50,621)	2,382	(53,003)
Cash and cash equivalents, beginning of period	53,528	3,093	50,435

Cash and cash equivalents, end of period	$ 2,907	$ 5,475	$ (2,568)

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/14	3 Mos. Ended 3/31/13	% Change

Operating Revenues
Retail service	$17,246	$16,169	6.7
Other service	741	559	32.6

Service	17,987	16,728	7.5

Equipment	1,870	1,813	3.1
Other	1,022	982	4.1

Total Operating Revenues	20,879	19,523	6.9

Operating Expenses
Cost of services and sales	5,856	5,651	3.6
Selling, general and administrative expense	5,644	5,448	3.6
Depreciation and amortization expense	2,061	2,006	2.7

Total Operating Expenses	13,561	13,105	3.5

Operating Income	$7,318	$6,418	14.0
Operating Income Margin	35.0%	32.9%

Segment EBITDA	$9,379	$8,424	11.3
Segment EBITDA Service Margin	52.1%	50.4%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	3/31/14	3/31/13	% Change

Connections (‘000)
Retail postpaid	97,273	93,186	4.4
Retail prepaid	6,057	5,744	5.4

Retail	103,330	98,930	4.4

Unaudited	3 Mos. Ended 3/31/14	3 Mos. Ended 3/31/13	% Change

Net Add Detail (‘000) (1)
Retail postpaid	539	677	(20.4)
Retail prepaid	10	43	(76.7)

Retail	549	720	(23.8)

Account Statistics
Retail Postpaid Accounts (‘000) (2)	35,061	34,943	0.3
Retail postpaid ARPA	$ 159.67	$ 150.27	6.3
Retail postpaid connections per account (2)	2.77	2.67	3.7

Churn Detail
Retail postpaid	1.07%	1.01%
Retail	1.37%	1.30%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	90.1%	84.3%
Total Smartphone postpaid phone base (2)	72.3%	61.4%
Total Internet postpaid base (2)	11.3%	9.6%

Other Operating Statistics
Capital expenditures (in millions)	$ 2,554	$ 1,992	28.2

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/14	3 Mos. Ended 3/31/13	% Change

Operating Revenues
Consumer retail	$ 3,840	$ 3,616	6.2
Small business	624	638	(2.2)

Mass Markets	4,464	4,254	4.9

Strategic services	2,110	2,073	1.8
Core	1,496	1,697	(11.8)

Global Enterprise	3,606	3,770	(4.4)

Global Wholesale	1,591	1,699	(6.4)
Other	129	107	20.6

Total Operating Revenues	9,790	9,830	(0.4)

Operating Expenses
Cost of services and sales	5,459	5,457	—
Selling, general and administrative expense	2,151	2,265	(5.0)
Depreciation and amortization expense	2,033	2,095	(3.0)

Total Operating Expenses	9,643	9,817	(1.8)

Operating Income	$ 147	$ 13	*
Operating Income Margin	1.5%	0.1%

Segment EBITDA	$ 2,180	$ 2,108	3.4
Segment EBITDA Margin	22.3%	21.4%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	3/31/14	3/31/13	% Change

Connections (‘000)
FiOS Video Subscribers	5,319	4,895	8.7
FiOS Internet Subscribers	6,170	5,612	9.9
FiOS Digital Voice residence connections	4,350	3,531	23.2

FiOS Digital connections	15,839	14,038	12.8

HSI	2,861	3,282	(12.8)
Total Broadband connections	9,031	8,894	1.5
Primary residence switched access connections	6,224	7,593	(18.0)
Primary residence connections	10,574	11,124	(4.9)

Total retail residence voice connections	11,048	11,725	(5.8)
Total voice connections	20,733	22,191	(6.6)

Unaudited	3 Mos. Ended 3/31/14	3 Mos. Ended 3/31/13	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	57	169	(66.3)
FiOS Internet Subscribers	98	188	(47.9)
FiOS Digital Voice residence connections	102	304	(66.4)

FiOS Digital connections	257	661	(61.1)

HSI	(82)	(89)	(7.9)
Total Broadband connections	16	99	(83.8)
Primary residence switched access connections	(257)	(389)	(33.9)
Primary residence connections	(155)	(85)	82.4

Total retail residence voice connections	(181)	(124)	46.0
Total voice connections	(352)	(312)	12.8

Revenue and ARPU Statistics
Consumer ARPU	$ 120.17	$ 107.95	11.3
FiOS revenues (in millions)	$ 3,041	$ 2,633	15.5
Strategic services as a % of total Enterprise revenues	58.5%	55.0%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,385	$ 1,434	(3.4)

Wireline employees (‘000)	80.9	85.2
FiOS Video Open for Sale (‘000)	15,184	14,374
FiOS Video penetration	35.0%	34.1%
FiOS Internet Open for Sale (‘000)	15,530	14,703
FiOS Internet penetration	39.7%	38.2%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Reconciliations – Consolidated Verizon

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 3/31/14

Consolidated Operating Revenues	$ 29,420	$ 30,818

Adjusted EBITDA

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 9/30/12	3 Mos. Ended 12/31/12	3 Mos. Ended 3/31/13	3 Mos. Ended 6/30/13	3 Mos. Ended 9/30/13	3 Mos. Ended 12/31/13	3 Mos. Ended 3/31/14

Verizon Consolidated EBITDA
Consolidated net income (loss)	$ 4,285	$ 4,292	$ (1,926)	$ 4,855	$ 5,198	$ 5,578	$ 7,916	$ 5,986
Add / (Subtract):
Provision (benefit) for income taxes	793	631	(2,810)	864	988	1,034	2,844	968
Interest expense	679	632	575	537	514	555	1,061	1,214
Other (income) and expense, net	(34)	(10)	1,079	(39)	(25)	(20)	250	894
Equity in earnings of unconsolidated businesses	(72)	(62)	(87)	5	(120)	(19)	(8)	(1,902)

Operating income (loss)	5,651	5,483	(3,169)	6,222	6,555	7,128	12,063	7,160
Add Depreciation and amortization expense	4,128	4,167	4,137	4,118	4,151	4,154	4,183	4,137

Consolidated EBITDA	$ 9,779	$ 9,650	$ 968	$ 10,340	$ 10,706	$ 11,282	$ 16,246	$ 11,297

Other Items (Before Tax)
Severance, Pension, and Benefit Charges (Credits)	—	—	7,186	—	(237)	—	(5,995)	—
Gain on Spectrum License Transactions	—	—	—	—	—	(278)	—	—
Litigation Settlements	—	384	—	—	—	—	—	—
Other Non-Operational Costs	—	—	276	—	—	—	—	—

	—	384	7,462	—	(237)	(278)	(5,995)	—

Consolidated Adjusted EBITDA	$ 9,779	$ 10,034	$ 8,430	$ 10,340	$ 10,469	$ 11,004	$ 10,251	$ 11,297

Consolidated Operating Income Margin				21.1%				23.2%
Consolidated EBITDA Margin				35.1%				36.7%

Net Debt to Adjusted EBITDA Ratio

		(dollars in millions)
Unaudited	3/31/13	12/31/13	3/31/14

Verizon Net Debt
Debt maturing within one year	$ 10,888	$ 3,933	$ 2,152
Long-term debt	41,993	89,658	107,617

Total Debt	52,881	93,591	109,769
Less Cash and cash equivalents	5,475	53,528	2,907

Net Debt	$ 47,406	$ 40,063	$ 106,862

Net Debt to Adjusted EBITDA Ratio	1.2x	1.0x	2.5x

Free Cash Flow

		(dollars in millions)
Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 3/31/14	$ Change

Net cash provided by operating activities	$ 7,531	$ 7,139
Less Capital expenditures	3,602	4,150

Free Cash Flow	$ 3,929	$ 2,989

Less free cash flow attributable to noncontrolling interest	2,404	—

Illustrative Free Cash Flow Attributable to Verizon	$ 1,525	$ 2,989	$ 1,464

Verizon Communications Inc.

Reconciliations – Consolidated Verizon

Adjusted and Illustrative Net Income – Verizon

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/14

Reported Net Income attributable to Verizon	$ 3,947
Wireless transaction costs	260
Early debt redemption costs	575
Gain on sale of Omnitel interest	(1,888)

Adjusted Net Income	2,894
Income from Vodafone noncontrolling interest	1,183
Wireless transaction costs	(267)
Elimination of Omnitel equity income	(24)

Illustrative Net Income	$ 3,786

Adjusted and Illustrative EPS

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 12/31/13	3 Mos. Ended 3/31/14

Earnings Per Common Share, Reported	$ 0.68	$ 1.76	$ 1.15
Severance, pension and benefit credits	—	(1.29)	—
Early debt redemption costs	—	—	0.17
Wireless transaction costs	—	0.19	0.08
Gain on sale of Omnitel interest	—	—	(0.55)

Adjusted EPS	$ 0.68	$ 0.66	0.84
Income from Vodafone noncontrolling interest			0.29
Wireless transaction costs			(0.06)
Elimination of Omnitel equity income			(0.01)
Dilutive effect of share issuance			(0.14)

Illustrative EPS			$ 0.91

Note: EPS may not add due to rounding.

Verizon Communications Inc.

Reconciliations – Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/13			3 Mos. Ended 12/31/13		3 Mos. Ended 3/31/14

Wireless Segment EBITDA
Operating income	$	6,418	$	6,229	$	7,318
Add Depreciation and amortization expense		2,006		2,089		2,061

Wireless Segment EBITDA	$	8,424	$	8,318	$	9,379

Wireless total operating revenues	$	19,523	$	21,125	$	20,879

Wireless service revenues	$	16,728	$	17,711	$	17,987

Wireless operating income margin		32.9%		29.5%		35.0%

Wireless Segment EBITDA service margin		50.4%		47.0%		52.1%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/13		3 Mos. Ended 12/31/13	3 Mos. Ended 3/31/14

Wireline Segment EBITDA
Operating income	$	13	$131	$147
Add Depreciation and amortization expense		2,095	2,073	2,033

Wireline Segment EBITDA	$	2,108	$2,204	$2,180

Wireline total operating revenues	$	9,830	$9,845	$9,790

Wireline operating income margin		0.1%	1.3%	1.5%

Wireline Segment EBITDA margin		21.4%	22.4%	22.3%